Exhibit 5.1

3993 Howard Hughes Parkway Suite 600 Las Vegas, Nevada 89169	Telephone: (702) 949-8200 Facsimile: (702) 949-8398 www.LRLaw.com

October 9, 2009

American Oriental Bioengineering, Inc.
1 Liangshuihe First Ave.
Beijing E-Town Economic and Technology Development Area
E-Town
Beijing 100176 People’s Republic of China

Re:           American Oriental Bioengineering, Inc.

Ladies and Gentlemen:

We have acted as special Nevada counsel for American Oriental Bioengineering, Inc., a Nevada corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of (i) shares of common stock, par value $0.001 per share (the “Common Stock”), (ii) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities of the Company (the “Debt Securities”), in one or more series, (iv) warrants to purchase any Common Stock, Preferred Stock or Debt Securities (the “Warrants”), and/or (v) units consisting of one or more of the foregoing (the “Units”), in each case as contemplated by the Form S-3 Registration Statement (including the prospectus constituting part thereof (the “Prospectus”)) to which this opinion letter has been filed as an exhibit (the “Registration Statement”).  The Common Stock, Preferred Stock, Debt Securities, Units and Warrants are collectively referred to herein as the “Securities.”  The Securities being registered are for a maximum aggregate offering price of $150,000,000.00.  The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at which time it is contemplated that the Prospectus will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering our opinions set forth below, we reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter.  As to facts material to the opinions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company.  We also have assumed (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuineness of all signatures; (d) the legal capacity of natural persons; and (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents.

PHOENIX    ●    TUCSON    ●    LAS VEGAS    ●    RENO    ●    ALBUQUERQUE
www.lewisandroca.com

American Oriental Bioengineering, Inc. October 9, 2009 Page 2

Based upon such examination, and subject to the further assumptions, qualifications and limitations contained herein, it is our opinion that:

1.   The Common Stock (including any Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Common Stock, or (iii) the exchange or conversion of Debt Securities which are exchangeable or convertible into Common Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

2.   The Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, or (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

3.   The Debt Securities upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Debt Securities against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued.

4.   The Units, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Units against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, to the extent that such Units constitute Common Stock or Preferred Stock, will be validly issued, fully paid and non-assessable, and to the extent such Units constitute Debt Securities, will be validly issued.

5.   The Warrants, upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act and will remain effective at the time of issuance of any Securities thereunder; (ii) a Prospectus Supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities shall have been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Articles of Incorporation, as amended (the “Articles”), and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting agreement; (v) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Articles; (vi) the Board Action authorizing the Company to issue, offer and sell the Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; and (vii) all Securities will be issued in compliance with applicable federal and state securities laws.

American Oriental Bioengineering, Inc. October 9, 2009 Page 3

With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that appropriate articles of amendment to the Articles establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the Secretary of State of the State of Nevada.

With respect to any Securities consisting of Debt Securities, we have further assumed that: (i) such Debt Securities shall have been issued pursuant to an indenture (individually, and as supplemented from time to time, an “Indenture”) between the Company and a trustee to be identified in the applicable Prospectus Supplement (the “Trustee”); (ii) such Indenture shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iv) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (v) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Securities consisting of Warrants, we have further assumed that (i) such Warrants shall have been issued pursuant to a warrant agreement (individually, a “Warrant Agreement”) between the Company and a warrant agent to be identified in the applicable Prospectus Supplement (the “Warrant Agent”); (ii) such Warrant Agreement shall have been duly authorized, executed and delivered on behalf of the Company; (iii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

American Oriental Bioengineering, Inc. October 9, 2009 Page 4

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

We express no opinion with respect to the enforceability of: (i) provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, or (ii) any waiver of any usury defense.  This opinion letter is rendered as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in applicable law that may come to our attention, and we have assumed that no change in the facts stated or assumed herein or in applicable law after the date hereof will affect adversely our ability to render an opinion letter after the date hereof (i) containing the same legal conclusions set forth herein and (ii) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada or consulted with members of this firm who are admitted in any other jurisdictions other than Nevada with respect to the laws of any other jurisdiction. Accordingly, the opinions we express herein are limited to matters involving Nevada law.

We express no opinion regarding the effect of any securities laws on the shares described in the Registration Statement or the Securities issued or to be issued by the Company.  It is our understanding that the Company has retained the law firm of Loeb & Loeb LLP to represent it with respect to the Registration Statement with respect to matters of U.S. federal securities laws and matters governed by the laws of the State of New York.

This opinion letter has been prepared solely for use in connection with the transmitting for filing of the Registration Statement on the date of this opinion letter and for no other purpose without our prior written consent.  We consent to the law firm of Loeb & Loeb LLP relying upon this opinion letter.

American Oriental Bioengineering, Inc. October 9, 2009 Page 5

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S−K under the Securities Act and to the reference to our firm therein and in the Prospectus and any Prospectus Supplement under the caption “Legal Matters.”  In giving such consent, we do not thereby admit that this firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely yours,

/s/ Lewis and Roca LLP

LEWIS AND ROCA LLP